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Exhibit 99.1

[CLICK COMMERCE LOGO]	[ALLEGIS LOGO]

Click Commerce Announces Second Quarter 2003 Results

        CHICAGO—July 25, 2003—Click Commerce, Inc. (NASDAQ: CKCM), a leading provider of partner management software and services solutions for the Global 2000, today announced its results for the second quarter ended June 30, 2003. Total revenues for the quarter, which was the first full quarter including the Allegis subsidiary, were $5.1 million, up 73% from the prior quarter. The company's net loss, excluding restructuring, asset impairment, and other non-recurring charges, was $640,000, as compared to $836,000 in the prior quarter. As of June 30, 2003, Click Commerce had cash, cash equivalents and short-term investments totaling $12.2 million or $1.50 per outstanding share following the payment of the June 4th special dividend totaling $20.3 million.

        Click Commerce reported a net loss in its financial statements prepared in accordance with Generally Accepted Accounting Principles in the United States for the second quarter of $5.2 million or $0.64 per share. These results included restructuring and asset impairment charges of $3.9 million and non-recurring legal and financial advisor fees of over $700,000, related to the company's consideration of an unsolicited acquisition proposal and the payment of the June 4th special dividend. The 2003 second quarter loss compared to a second quarter 2002 loss, excluding restructuring and other charges, of $2.4 million or $0.29 per share, adjusted to reflect the impact of the 1-for-5 reverse stock split of Click Commerce common stock effected on September 4, 2002.

        As a result of the actions taken to align costs at Click Commerce following the Allegis acquisition, Click Commerce recorded restructuring charges comprised of severance and other redundant costs of $2.3 million as well as certain asset impairment charges of $1.6 million. The impairment costs relate to a redundant ERP system, excess equipment and to certain third-party software license fees. The non-cash component of this charge was $1.6 million.

        During the quarter, the company saw an increase in both new and follow-on software purchases, held a very successful combined Click Commerce-Allegis customer summit meeting, and welcomed the addition of Jim O'Shaughnessy to the company as the new Vice President of Worldwide Sales. O'Shaughnessy's experience includes management positions at Genuity, a Bechtel company, GTE Internetworking, and a private consulting practice. He played an instrumental role in building direct sales teams and channel partner programs in these companies during critical growth and development phases.

        "I am pleased with the performance of our team in what remains a challenging environment," said Michael Ferro, Chairman and CEO, Click Commerce. "We have finalized the work associated with the Allegis acquisition and made substantial progress in integrating the two organizations' operations. This included implementing necessary cost reductions, as well as reassigning key personnel. During the quarter, we generated significant revenue from both Click and Allegis software and services and are pleased to start the second half of the year with a single sales and marketing effort supporting a broader array of products. Given our new cost structure, if we maintain our current revenue levels, we should achieve our goal of profitability in the third quarter of this year."

About Click Commerce

        Click Commerce (Nasdaq: CKCM) and its wholly owned subsidiary, Allegis Corporation, provide turnkey software and services solutions that enable global corporations to gain competitive advantage through improved relationships and operational efficiencies within their distribution channels. Corporations such as BellSouth, Black & Decker, Charles Schwab, Delphi, Dow Corning, Emerson, Equistar, Kawasaki, Lubrizol, Mitsubishi, Microsoft, Motorola and Volvo have transformed their channel relationships using the Click Commerce and Allegis solutions.

        Founded in 1996, Click Commerce leverages more than six years of channel management expertise to enable global enterprises to significantly increase brand loyalty, customer satisfaction and financial performance. More information can be found at www.clickcommerce.com and www.allegis.com.

        Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended:

        Statements in this press release that are not historical facts and refer to the company's future prospects are "forward looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by words such as "expect, anticipate, intend, believe, hope, assume, estimate" and other similar words and expressions. The statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward-looking statements as a result of various factors, including but not limited to, the extent of customer acceptance and utilization of Click Commerce's Partner Relationship Management solutions, the impact of competitive products and services, the ability to develop new and enhanced versions of its products and services, the effect of economic and business conditions, the volume and timing of customer contracts, capital and intellectual property spending of Click Commerce's target customers, changes in technology, deployment delays or errors associated with the company's products and the company's ability to protect its intellectual property rights. For a discussion of these and other risk factors that could affect Click Commerce's business, see "Risk Factors" in Click Commerce's annual report on Form 10-K for the year ended December 31, 2002, which is on file with the Securities and Exchange Commission.

# # #

        Click Commerce, Allegis, the Allegis logo and the Allegis eBusiness Suite are trademarks, registered trademarks or service marks of Click Commerce, Inc and its wholly owned subsidiaries. All other company and product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

Media:
Nancy Koenig
Click Commerce, Inc.
(415) 551-0621
koenig@clickcommerce.com

Investor:
Mike Nelson
Click Commerce, Inc.
(312) 377-3887
 mikenelson@clickcommerce.com

Click Commerce, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30, 2003	December 31, 2002
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$12,225	$34,013
Trade accounts receivable, net	4,656	4,912
Deferred costs	646	—
Other current assets	397	919

Total current assets	17,924	39,845
Property and equipment, net	1,112	2,377
Restricted cash	170	—
Goodwill and intangible assets	466	—
Other assets	300	60

Total assets	$19,972	$42,282

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$737	$504
Billings in excess of revenues earned on contracts in progress	351	376
Deferred revenue	4,958	3,774
Accrued compensation	1,033	727
Accrued expenses and other current liabilities	2,189	1,408
Accrued restructuring	1,122	282
Current portion of capital lease obligations	327	643

Total current liabilities	10,717	7,714
Capital lease obligations, less current portion	—	47
Accrued restructuring, long term	1,042	—

Total liabilities	11,759	7,761
Shareholders' equity:
Preferred stock	—	—
Common stock	8	8
Additional paid-in capital	62,252	82,532
Accumulated other comprehensive income	144	148
Deferred compensation	(202)	(246)
Treasury stock	(117)	(117)
Accumulated deficit	(53,872)	(47,804)

Total shareholders' equity	8,213	34,521
Total liabilities and shareholders' equity	$19,972	$42,282

Click Commerce, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues
Product license	$689	$753	$868	$1,316
Subscription	944	—	944	—
Maintenance & Hosting	1,705	1,857	3,176	3,671
Service	1,741	2,812	3,015	5,772

Total revenues	5,079	5,422	8,003	10,759
Cost of revenues
Product license	148	157	226	332
Service	2,524	2,533	4,113	4,583

Total cost of revenues	2,672	2,690	4,339	4,915
Gross profit	2,407	2,732	3,664	5,844
Operating expenses
Sales and marketing	1,225	2,609	1,832	6,596
Research and development	887	1,320	1,341	2,886
General and administrative	1,714	985	2,846	2,677
Amortization of stock-based compensation	8	400	43	811
Amortization of intangibles	28	—	28	—
Restructuring and other charges	3,942	1,213	3,942	1,213

Total operating expenses	7,804	6,527	10,032	14,183
Operating loss	(5,397)	(3,795)	(6,368)	(8,339)
Other income	165	232	300	403

Loss before income taxes	(5,232)	(3,563)	(6,068)	(7,936)
Income tax benefit	—	—	—	—

Net loss available to common shareholders	$(5,232)	$(3,563)	$(6,068)	$(7,936)

Net loss per weighted average common share outstanding:
—Basic and diluted	$(0.64)	$(0.44)	$(0.75)	$(0.99)

Weighted average common shares outstanding:
—Basic and diluted	8,120,292	8,048,611	8,101,398	8,051,812

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Click Commerce Announces Second Quarter 2003 Results